Exhibit 10.7

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement") is dated as of June 30, 2004, among Electronic Control Security Inc., a New Jersey corporation (the "Company"), and the investors identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors").

      WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

      1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

            "Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

            "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

            "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            "Certificate of Designation" shall mean a Certificate of Designation relating to the Shares to be filed prior to the Closing by the Company with the Secretary of State of the State of New Jersey incorporating the rights, preferences and privileges set forth on Exhibit A hereto.

            "Closing" means the closing of the purchase and sale of the Shares and the Warrants pursuant to Article II.

            "Closing Date" means the Business Day immediately following the date on which all the conditions set forth in Sections 5.1 and 5.2 are satisfied, or such other date as the parties may agree.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

            "Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable or exercisable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

            "Company Counsel" means Ruffa & Ruffa, P.C.

            "Company Deliverables" has the meaning set forth in Section 2.2(a).

            "Disclosure Materials" means the SEC Reports and the Company's Schedules to this Agreement, collectively.

            "Effective Date" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Form 10-K" means the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003.

            "GAAP" means U.S. generally accepted accounting principles.

            "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements that exceed amounts necessary to hedge


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

the borrower's cross-currency exposure and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

            "Intellectual Property Rights" means the ownership or right to use patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights in connection with the respective businesses of the Company and the Subsidiaries as described in the SEC Reports.

            "Investment Amount" means, with respect to each Investor, the Investment Amount indicated on such Investor's signature page to this Agreement.

            "Lead Investor" means, collectively, the investment funds managed by Corsair Capital Management, L.L.C. who become Investors hereunder.

            "Lien" means any lien, charge, encumbrance, claim, security interest, right of first refusal or other restriction of any kind.

            "Lock-Up and Co-Sale Agreement" means the Lock-Up and Co-Sale Agreement, dated as of the Closing Date, among the Company, Arthur Barchenko, Natalie Barchenko and Mark Barchenko, substantially in the form of Exhibit D hereto.

            "Losses" means any and all losses, liabilities, obligations, claims, contingencies, damages, costs or expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation.

            "Material Adverse Effect" means any of (a) an adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (c) an adverse impairment to the Company's ability to perform fully on a timely basis its obligations under any Transaction Document.

            "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Underlying Shares and the Warrant Shares.


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

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit B hereto.

            "Related Person" shall have the meaning set forth in Section 4.8.

            "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "SEC Reports" has the meaning set forth in Section 3.1(h).

            "Securities" means the Shares, the Underlying Shares, the Warrants and the Warrant Shares.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Shares" means the shares of the Company's 10% Series B Convertible Preferred Stock issued or issuable to the Investors pursuant to this Agreement, having the rights, preferences and privileges set forth in the Certificate of Designation.

            "Short Sales" include, without limitation, all "short sales" as defined in Rule 3b-3 of the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

            "Stated Value" has the meaning set forth in the Certificate of Designation.

            "Strategic Transaction" means a transaction or relationship in which
(1) the Company issues shares of Common Stock to a Person which the Board of Directors of the Company determines in good faith is, itself or through its Subsidiaries, an operating company in a business synergistic with the business of the Company and (2) the Company expects to receive benefits in addition to the investment of funds, but shall not include (x) a transaction in which the Company issues securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities or (y) issuances to lenders or suppliers.

            "Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

            "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded or quoted in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated


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

(or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

            "Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

            "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Certificate of Designations, the Warrants, Lock-Up and Co-Sale Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

            "Underlying Shares" means the shares of Common Stock issuable upon conversion of the Shares.

            "Warrants" means the Common Stock purchase warrants in the form of Exhibit C hereto issued or issuable to the Investors at the Closing.

            "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II.
                                PURCHASE AND SALE

      2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Shares and a Warrant to purchase such number of Warrant Shares, each as indicated below such Investor's signature on the signature page to this Agreement. The Closing shall take place on the Closing Date at the offices of Bryan Cave LLP (Lead Investor's legal counsel), 1290 Avenue of the Americas, New York, New York 10104, or at such other location as the parties may agree.

      2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (collectively, the "Company Deliverables"):

                  (i) this Agreement, duly executed by the Company;

                  (ii) one or more stock certificates evidencing a number of Shares equal to the Investment Amount for such Investor (as set forth on such Investor's signature page to this Agreement) divided by $1,000, registered in the name of such Investor;

                  (iii) a Warrant, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of Warrant Shares equal to 100% of the number of Underlying Shares as would be issuable upon a conversion in full of the Shares


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

issuable to such Investor in accordance with Section 2.2(a)(ii) without regard to any limitations on conversion of the Shares;

                  (iv) a copy of the executed, filed and effective Certificate of Designations, accompanied by a certificate evidencing the acceptance thereof by the Secretary of State of the State of New Jersey;

                  (v) the legal opinion of Company Counsel, in the form of Exhibit E hereto, addressed to the Investors;

                  (vi) the Registration Rights Agreement, duly executed by the Company; and

                  (vii) the Lock-Up and Co-Sale Agreement, duly executed by the parties thereto.

            (b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

                  (i) this Agreement and the Registration Rights Agreement, each duly executed by such Investor; and

                  (ii) such Investor's Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

            (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the Form 10-K. Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

            (b) Organization and Qualification. The Company and each Subsidiary are entities duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization, with the requisite power and authority to own and use its respective properties and assets and to carry on its respective businesses as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary is duly qualified to conduct business and is in good standing as a


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

foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents (including, without limitation, any right, privilege or term of any class or series of the Company's outstanding preferred stock), or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) (including, without limitation, the term loans and credit facilities of the Company and any Subsidiary) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights


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

Agreement, (ii) filings under state securities laws in accordance with the requirements of the Registration Rights Agreement, which will be made prior to the Effectiveness Date (as such term is defined in the Registration Rights Agreement), (iii) the filings required in accordance with Section 4.5, (iv) the filing of a Form D with the Commission, (v) the filing of the Certificate of Designation with the Secretary of State of the State of New Jersey and (vi) those that have been made or obtained prior to the date of this Agreement.

            (f) Issuance of the Securities. The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders. The Company has reserved from its duly authorized capital stock the maximum number of Underlying Shares and Warrants Shares issuable pursuant to the Shares and the Warrants, as applicable.

            (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is set forth in Schedule 3.1(g). All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable or exercisable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable or exercisable into shares of Common Stock. The issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and, except as expressly set forth in
Schedule 2.1(g), will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as specifically disclosed in
Schedule 3.1(g), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

            (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by the Company under the Exchange Act for the twelve months preceding the date of this Agreement (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports"). The Company has filed all SEC Reports on a timely basis or has timely filed a valid


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

extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to each Investor a true, correct and complete copy of all SEC Reports filed within the ten (10) days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or specifically identified in the SEC Reports.

            (i) Press Releases. The press releases disseminated by the Company during the one (1) year preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (j) Material Changes. Except as set forth in Schedule 3.1(j) and as disclosed in the SEC Reports, since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, other than dividends paid in the ordinary course on outstanding series of the Company's preferred stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or executive compensation arrangements. The Company does not have pending before the Commission any request for confidential treatment of information.

            (k) Litigation. There is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as set forth in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.


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

Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor any presently serving director or officer thereof, is or has been during the period from January 1, 1999 through the Closing Date the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

            (l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (m) Compliance.

                  (i) Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any provision, right or privilege applicable to any class or series of outstanding preferred stock or convertible debentures, indenture, loan, promissory note or credit agreement (including, without limitation, the Indebtedness listed in Schedule 3.1(m)) or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is liable as to any Indebtedness other than pursuant to the terms of the credit facilities and evidences of Indebtedness specified in Schedule 3.1(m). Neither the Company nor any Subsidiary has any obligation (directly or indirectly through guarantees or otherwise) under or in connection with any Indebtedness (including credit facilities, term loans, or demand loans) except as specified in Schedule 3.1(m).
Schedule 3.1(m) sets forth the total amount of outstanding principal and accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect of each Indebtedness of the Company and each Subsidiary as of the date hereof. True and complete copies of each agreement, instrument, or note governing each Indebtedness, including all modifications, amendments, extensions and waivers applicable thereto through the date hereof have been delivered to each Investor. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

                  (ii) Giving effect to the Closing and the use of proceeds set forth in this Agreement (including Schedule 4.10), each of the Company and ECSI International, Inc.


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

meets and will meet the "effective tangible net worth" covenants set forth in their respective Promissory Notes and Revolving Credit Agreements with Hudson United Bank, both as of the Closing Date and as of June 30, 2004 (such covenants, the "Net Worth Covenants"). In furtherance thereof, the Company agrees that, to the extent necessary to meet the Net Worth Covenants, its will use its best efforts to cause the insider loans disclosed in Schedule 3.1(m) to be converted to equity.

                  (iii) The Memorandum of Understanding among the Company, The Fairchild Corporation (and/or its Affiliates) and Arthur Barchenko is no longer in effect, has expired, and is null and void. Accordingly, the Company has no obligation or commitment to offer to sell Common Stock or Common Stock Equivalents to Fairchild, any of Fairchild's Affiliates or any other person.

            (n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

            (o) Title to Assets. The Company and the Subsidiaries do not own any real property. The Company and the Subsidiaries have good and marketable title in all personal property owned by them that is material to their respective businesses, in each case, except as set forth in Schedule 3.1(m), free and clear of all Liens, except for Liens described in the SEC Reports and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all Intellectual Property Rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge, after due inquiry, of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

            (q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it or its Subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

            (r) Transactions With Affiliates and Employees. Except as set forth in the Form 10-K, Schedule 3.1(r) or in Schedule 3.1(m), none of the officers or directors of the Company and, to the knowledge, after due inquiry, of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge, after due inquiry, of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner. The amount of all Indebtedness (and maturity dates applicable thereto) to any director, officer, or shareholder of in excess of 5% of the Common Stock is specified in Schedule 3.1(m).

            (s) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-KSB or 10-QSB, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company's most recently ended fiscal quarter or fiscal year-end (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

            (t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

            (u) Certain Fees. Except as specified in Schedule 3.1(u), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. True and complete copies of all writings governing the direct and indirect compensation of any Person in connection with the transactions contemplated by the Transaction Documents (or description of any oral understanding thereto if not reduced to a writing) have been provided to the Investors. The Company will not pay any cash to any Person as a finder, consultant or investment banker in connection with the transactions contemplated by the Transaction Documents. The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company will not after the date hereof enter into any oral or written agreement to provide for any compensation to any finder, consultant or placement agent (or similar Person) as a result of the transactions contemplated by this Agreement.

            (v) Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents. Neither the Company nor any Person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. Except as described in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied. The Company is eligible to utilize Form SB-2 for the resale of the Underlying Shares and Warrant Shares.

            (w) Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted.

            (x) Investment Company. The Company is not, is not an Affiliate of, and immediately upon the Closing will not become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and the Investors' ownership of the Securities.

            (z) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

            (aa) Disclosure. Except to the extent that the existence of the transactions contemplated by the Transaction Documents constitute material, non-public information, the Company confirms that neither it nor any Person acting on its behalf has provided any of the Investors or their agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            (bb) Acknowledgment Regarding Investors' Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company or any other Investor (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor's purchase of the Securities. The Company further represents to each Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

      3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

            (a) Organization; Authority; Residency. If an entity, such Investor has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. If an individual, such Investor is legally competent with the requisite capacity, power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business, and, if it is an entity, has not been formed for the purpose of investing in the Securities. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (c) Investor Status. Such Investor is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

            (d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

            (e) Access to Information. Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such publicly available information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

            (f) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor's business and/or legal counsel in making such decision. If such Investor is other than the Lead Investor, such Investor represents and warrants that Bryan Cave LLP has not acted as its legal counsel in connection with the transactions contemplated by this Agreement.

            (g) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company's securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

      4.1 Restrictions on Transfer. (a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

            (b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

            [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE/CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. NOTWITHSTANDING THE FOREGOING, [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE/CONVERSION OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN AGREEMENT OR ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

            The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin agreement or account or other loan or financing arrangement and, if required under the terms of such agreement or account, loan or arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

            (c) Certificates evidencing the Underlying Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)):
(i) following a sale or transfer of such Securities pursuant to and in accordance with an effective registration statement (including the Registration Statement), or (ii) following a sale or transfer of such Underlying Shares or Warrant Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Underlying Shares or Warrant Shares are eligible for sale under Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

      4.2 Furnishing of Information. As long as any Investor owns the Securities that are not eligible for resale under Rule 144(k) promulgated under the Securities Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities that are not eligible for resale under Rule 144(k) promulgated under the Securities Act, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

      4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

      4.4 Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

      4.5 Reservation of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

      4.6 Lockup; Subsequent Placements and Certain Securities Offerings. (a) Except for the Securities issued or issuable pursuant to the Transaction Documents, the Company shall not enter into any Subsequent Placement (as defined in Section 4.6(c)) until after the one year anniversary of the Closing Date, except that the Company, subject to Section 4.6(c), may enter into a Subsequent Placement at a price per share of Common Stock of not less than $1.50

(subject to equitable adjustment for stock splits and similar events following the Closing) as long as any such Subsequent Placement contains no pricing adjustments. The Company will not enter in to any Change of Control Transaction until after the third year anniversary of the Closing Date, except (subject to Section 4.6(c)) at a price per share of Common Stock of not less than the greater of (x) $2.50 per share (subject to equitable adjustment for stock splits and similar events following the Closing) and (y) 120% of the average closing sales price of the Common Stock for the 30 days immediately preceding the date of such transaction.

            (b) The Company shall use its best efforts to and shall take such actions as are reasonably necessary to preclude its directors and executive officers and specifically each of Arthur Barchenko, Mark Barchenko and Natalie Barchenko from, offering, selling, contracting to sell, pledge, enter into any Short Sale or hedging transactions of any nature, or otherwise disposing of, directly or indirectly, any shares of the Common Stock or any Common Stock Equivalents beneficially owned by any of them, until in each and every case following the 90th Trading Day following the Effective Date; provided that the 90-Trading Day period specified in the immediately preceding sentence shall be extended by one Trading Day for each Trading Day following the earlier to occur of the Effective Date and the Effectiveness Date (as defined in the Registration Rights Agreement) during which either (i) a Registration Statement is not effective or (ii) the prospectus forming a portion of any such Registration Statement is not available for the resale of all Registrable Securities (as defined in the Registration Rights Agreement) required to be covered thereby.

            (c) In the event the Company at any time prior to the one year anniversary of the Closing, directly or indirectly, offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of any of Common Stock or Common Stock Equivalents or any of its Subsidiaries' equity or Common Stock Equivalents (such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), the Company shall deliver to each Investor a written notice (each, a "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which specifies in reasonable detail all of the material terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the names of the investors (including the investment manager of such investors, if any) and the investment bankers with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document. Each Investor shall have until 6:30 p.m. (New York City time) on the fifth Trading Day after its respective receipt of the Subsequent Placement Notice to notify Company of its intention to provide, subject to completion of mutually acceptable documentation, in all or a portion of such financing on the same terms as set forth in the Subsequent Placement Notice. In the event that the Investors do not timely elect to provide the entire financing subject to the Subsequent Placement Notice and the Company shall not have consummated the portion of the Subsequent Placement for which such elections shall not have been so made on the terms and to the Persons specified in the Subsequent Placement Notice within 30 days following the expiration of the time to so elect, the Company shall provide each Investor with a second Subsequent Placement Notice and each Investor will again have the right of first refusal set forth in this Section. If the Investors indicate in the aggregate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Investor will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount of all such proceeds equal to such Investor's pro rata portion of all Investment Amounts hereunder. The Company's obligations under Sections 4.6(a) and 4.6(c) shall not apply to any grant or issuance by the Company of any of the following: (i) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents issued by the Company prior to the date of this Agreement (but will apply to any amendments, modifications and reissuances thereof), (ii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or approved by the Company and its stockholders in the future (but not as to any amendments or other modifications to the number of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein, unless such amendments or other modifications are approved by the Company's stockholders), or (iii) the issuance of Common Stock Equivalents pursuant to a Strategic Transaction.

      4.7 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York City time) on the Trading Day immediately following the date that this Agreement is executed by the parties, the Company will issue a press release to disclose the execution of this Agreement and the material terms of the transactions contemplated by the Transaction Documents. On the Closing Date, the Company shall issue a press release announcing the Closing and shall file a Current Report on Form 8-K with the Commission (the "8-K Filing") describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the form of Warrants, in the form required by the Exchange Act. The Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express written consent of such Investor. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

      4.8 Limitation on Issuance of Future Priced Securities. During the 12 months following the Closing Date, the Company shall not issue any security that would be a "Future Priced Securities" as such term is described by NASD IM-4350-1.

      4.9 Reimbursement. If any Investor or any of its Affiliates or any officer, director, partner, controlling Person, employee or agent of an Investor or any of its Affiliates (a "Related Person") becomes involved in any capacity in any Proceeding brought by or against any Person in connection with or as a result of the transactions contemplated by the Transaction Documents, the Company will indemnify and hold harmless such Investor or Related Person for its reasonable legal fees and other expenses (including the costs of any investigation, preparation and travel) and for any Losses incurred in connection therewith, as such expenses or Losses are incurred, excluding only Losses that result directly from such Investor's or Related Person's gross negligence or willful misconduct. In addition, the Company shall indemnify and hold harmless each Investor and Related Person from and against any and all Losses, as incurred, arising out of or relating to any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach. The conduct of any Proceedings for which indemnification is available under this paragraph shall be governed by Section 5(c) of the Registration Rights Agreement. The indemnification obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Investors and any such Related Persons. The Company also agrees that neither the Investors nor any Related Persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the transactions contemplated by the Transaction Documents, except to the extent that any Losses incurred by the Company result from the breach of any representation or warranty contained in this Agreement by the applicable Investor or the gross negligence or willful misconduct of the applicable Investor or Related Person in connection with such transactions. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Investors on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Investors on demand for all costs, including reasonable attorneys fees, of enforcing the indemnification obligations in this paragraph.

      4.10 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes, including, but not limited to, the purchase of capital equipment, equipment installation, marketing and market research, and not for the satisfaction of any portion of the Company's or a Subsidiary's Indebtedness except as, when and to the extent provided in Schedule 4.10, nor to redeem any equity or equity equivalent securities of the Company or to settle any outstanding litigation. The Company will insure that it will use the proceeds from this transaction in a manner that ensures that it will satisfy the Net Worth Covenants. The Company will not repay (directly or indirectly) any of the Indebtedness owed to Natalie or Arthur Barchenko unless each of the following has been satisfied: (i) the date of repayment shall be later than December 31, 2005, (ii) for the six month period ended June 30, 2005 (x) the reported revenues of the Company shall not be less than $11 million and (y) the reported earnings per share of Common Stock shall be not less than $0.23 based upon 7,250,000 shares of Common Stock outstanding, and (iii) both at December 31, 2005 and at the time of any such repayment, the conditions precedent for the Company to deliver a Company Conversion Notice under the Certificate of Designation shall be met.

                                   ARTICLE V.
                         CONDITIONS PRECEDENT TO CLOSING

      5.1 Conditions Precedent to Obligations of the Investors. Each Investor's obligation to purchase Securities at the Closing is subject to the satisfaction or waiver by such Investor of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

            (b) Performance of Obligations. The Company shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

            (d) No Material Adverse Effect. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect.

            (e) Company Deliverables. The Company shall have delivered all of the Company Deliverables for distribution at Closing.

            (f) Shareholder Agreements. The Company shall have delivered fully executed lockup and co-sale agreements from each of Arthur, Natalie and Mark Barchenko, and any Affiliate thereof who beneficially owns Common Stock, in form and substance reasonably acceptable to the Lead Investor.

            (g) Minimum Subscriptions. The aggregate of all Investors' Investment Amounts delivered to the Company in accordance with Section 2.2 shall not be less than $2,000,000.

            (h) Closing Date. The Closing shall have occurred by June 25, 2004, subject to the right of the Lead Investor to waive until June 30, 2004.

      5.2 Conditions Precedent to Obligations of the Company. The Company's obligation to issue and sell the Shares to each Investor at the Closing is subject to the satisfaction, or waiver by the Company, of the following conditions:

            (a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

            (b) Performance of Obligations. Such Investor shall have performed in all material respects all agreements and covenants required to be performed by it under this Agreement prior to the Closing Date.

            (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

            (d) Minimum Subscriptions. The aggregate of all Investors' Investment Amounts delivered to the Company in accordance with Section 2.2 shall not be less than $2,000,000.

            (e) Closing Date. The Closing shall have occurred by June 25, 2004, subject to the right of the Lead Investor to waive until June 30, 2004.

                                   ARTICLE VI.
                                  MISCELLANEOUS

      6.1 Termination. This Agreement may be terminated by the Company or the Lead Investor, by written notice to the other parties, if the Closing has not been consummated by the fifth Trading Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

      6.2 Fees and Expenses. At the Closing, the Company shall reimburse the Lead Investor $25,000 (less any previously delivered amount) in connection with its diligence and legal fees concerning the transactions contemplated by the Transaction Documents (the Lead Investor may deduct such amount from the Investment Amount deliverable to the Company at Closing), it being understood that Bryan Cave LLP, the attorneys for such Investor, has not rendered any legal advice to the Company or to any other Investor in connection with the transactions contemplated hereby and that the Company and each other Investor has relied for such matters on the advice of its own counsel. In addition, the Company shall pay all legal fees and expenses incurred by the Lead Investor in connection with any amendments, modifications, consents, waivers or similar matters to any of the Transaction Documents. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

      6.3 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

      6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:    ELECTRONIC CONTROL SECURITY INC.
                            790 Bloomfield Avenue
                            Clifton, New Jersey 07012
                            Attn: President
                            Facsimile: (973) 574-8562

      With a copy to:       Ruffa & Ruffa, P.C.
                            150 East 58th Street, 33rd Floor
                            New York, NY 10155
                            Attention: William P. Ruffa, Sr., Esq.
                            Facsimile: (212) 759-7696

      If to an Investor:    To the address set forth under such Investor's name
                            on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

      6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

      6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

      6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investors." Notwithstanding anything to the contrary herein, Securities may be assigned to any Person in connection with a bona fide margin agreement or account or other loan or financing arrangement secured by such Company Securities.

      6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.9 and may enforce the provisions of such Section directly against the parties with obligations thereunder.

      6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

      6.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or conversion or exercise of the Shares and the Warrants, as applicable.

      6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

      6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

      6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and its transfer agent of such loss, theft or destruction and customary and reasonable indemnity, if requested (which may not include the posting of a bond). The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

      6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      6.17 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

      6.18 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                      ELECTRONIC CONTROL SECURITY INC.


                                      By:_______________________________________
                                         Name:
                                         Title:

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Security Purchase Agreement as of the date first written above.

                                     NAME OF INVESTING ENTITY:

                                     ___________________________________________


                                     AUTHORIZED SIGNATORY

                                     By:________________________________________
                                        Name:
                                        Title:

                                     Investment Amount: $_______________________

                                     Number of Shares:__________________________

                                     Number of Warrants:________________________

                                     Tax ID No.:________________________________


                                     ADDRESS FOR NOTICE

                                     c/o:_______________________________________

                                     Street:____________________________________

                                     City/State/Zip:____________________________

                                     Attention:_________________________________

                                     Tel:_______________________________________

                                     Fax:_______________________________________

                                     Email:_____________________________________


                                     DELIVERY INSTRUCTIONS
                                     (if different from above)

                                     c/o:_______________________________________

                                     Street:____________________________________

                                     City/State/Zip:____________________________

                                     Attention:_________________________________

                                     Tel:_______________________________________